UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026

NINE ENERGY SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38347	80-0759121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Kirby Drive, Suite 200 Houston, Texas	77019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 730-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

As previously disclosed, on February 1, 2026, Nine Energy Service, Inc. (the “Company”) and certain of its subsidiaries (collectively with the Company, the “Company Parties”) filed voluntary petitions (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) to implement a prepackaged chapter 11 plan of reorganization (the “Plan”). The Chapter 11 Cases were jointly administered for administrative purposes only under the caption In re Nine Energy Service, Inc. et al. On March 4, 2026, the Bankruptcy Court entered an order confirming the Plan, and on March 5, 2026, the Plan became effective in accordance with its terms and the Company Parties emerged from the Chapter 11 Cases.

The Bankruptcy Code requires the Company Parties to file monthly operating reports relating to their financial condition and operations during the pendency of their Chapter 11 Cases. Accordingly, on March 23, 2026, each of the Company Parties filed with the Bankruptcy Court a monthly operating report, which included financial information as of February 28, 2026 and for the period beginning on February 1, 2026 and ending on February 28, 2026 (each, a “Monthly Operating Report” and, together, the “Monthly Operating Reports”). The Company’s Monthly Operating Report is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. Copies of the other Company Parties’ Monthly Operating Reports are available at a website administered by the Company Parties’ claims agent, Epiq Corporate Restructuring, LLC, at https://dm.epiq11.com/NineEnergy.

The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding the Monthly Operating Reports

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Reports, which was not prepared for the purpose of providing the basis for an investment decision relating to any securities of the Company. The Company Parties prepared the Monthly Operating Reports solely for purpose of complying with certain Bankruptcy Code requirements. The financial information contained in the Monthly Operating Reports was not audited or reviewed by independent accountants and has not been subject to procedures that would typically be applied to financial statements prepared in accordance with accounting principles generally accepted in the United States of America. The Company’s Monthly Operating Report also contains information for a period that is shorter and otherwise different from those required in the Company’s periodic reports pursuant to the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for a period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Furthermore, the Monthly Operating Reports are subject to future adjustment and reconciliation. As such, the Monthly Operating Reports should not be relied upon by any persons for information relating to current or future financial condition, events or performance of the Company and its subsidiaries. The results of operations contained in the Monthly Operating Reports are not necessarily indicative of results that may be expected from any other period or for the full year, and the information contained in the Company’s Monthly Operating Report may not necessarily reflect the Company’s consolidated results of operations or financial position or its receipts and disbursements in the future.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Monthly Operating Report of Nine Energy Service, Inc. for the period beginning on February 1, 2026 and ending on February 28, 2026.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2026	NINE ENERGY SERVICE, INC.

	By:	/s/ Theodore R. Moore
Theodore R. Moore Executive Vice President, General Counsel and Secretary

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